Exhibit 99.2

Mattersight Provides Business Update

Chicago, IL – (Marketwired – August 9, 2016) – Mattersight Corporation (NASDAQ: MATR), the pioneer in personality-based software applications, today provided a business update on financial guidance, new customer growth and its new loan facility with Hercules Capital.

Regaining Momentum

Since Q3 2015, Mattersight has approximately doubled its backlog to $23.1 million in ACV, and the company expects to start meaningfully deploying this backlog over the next several quarters.  As this ACV is deployed, Mattersight expects to re-accelerate its revenue growth and improve its operational performance:

•	Revenue Growth: Revenues in Q3 2016 are projected to increase ~15% over Q2 2016, with an additional projected increase of ~25% in Q4 2016 over Q3 2016.
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EBITDA: With this anticipated revenue growth, and with operating expenses expected to be relatively flat for the remainder of 2016, the company currently expects to achieve EBITDA breakeven in Q4 2016.

Strong Focus on New Customer Acquisition

Predictive Behavioral Routing continues to gain market traction, enabling Mattersight to add a record four new logo customers in Q2 2016.  In addition, Mattersight’s new customer pipeline increased by ~300% from Q1 2016, which the company expects will result in strong new customer growth in Q3 and Q4 of 2016.

Loan Facility with Hercules Capital

On August 1, 2016, Mattersight entered into a long-term loan facility for up to $30 million with Hercules Capital, with initial proceeds of $22.5 million.  The facility will be used for working capital and general corporate purposes, and carries a term of 42 months.

Hercules Capital, based in Palo Alto, CA, is the largest venture debt specialty finance company in the U.S., and a leading provider of structured debt to a range of technology companies and industries. Since its inception in 2003, Hercules has committed more than $6.1 billion to over 350 companies and is the lender of choice for firms seeking growth capital financing.

“The combination of accelerating backlog deployment, new customer acquisition and additional capital has positioned Mattersight very well for the back half of 2016 and the beginning of 2017, and our outlook on the next several quarters is extremely positive,” said Mattersight CEO Kelly Conway. “We are moving forward with tremendous confidence in the strength of our sales pipeline, the ability of Predictive Behavioral Routing to drive logo growth and revenue, and the massive opportunity that the increasing market interest around personality analytics represents.”

Safe Harbor for Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements, which may be identified by use of words such as “plan,” “may,” “might,” “believe,” “expect,” “intend,” “could,” “would,” “should,” and other words and terms of similar meaning, involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  In addition to other factors and matters contained or incorporated in this document, important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, among other things, the risks detailed from time to time in Mattersight’s SEC filings.  You can locate these filings on the Investor Relations page of Mattersight’s website, www.mattersight.com.  Statements included or incorporated by reference into this press release are based upon information known to Mattersight as of the date of this press release, and the company assumes no obligation to publicly revise or update any forward-looking statement for any reason. In light of Regulation FD, it is our policy not to comment on earnings, financial guidance or operations other than through press releases, publicly announced conference calls, or other means that will constitute public disclosure for purposes of Regulation FD.  Mattersight uses its website at www.mattersight.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Mattersight

Mattersight's mission is to help brands have more effective and effortless conversations with their customers. Using a suite of innovative personality-based software applications, Mattersight can analyze and predict customer behavior based on the language exchanged during service and sales interactions. This insight can then facilitate real-time connections between customers and the agents best capable of handling their needs. Mattersight's stack of patented SaaS applications has influenced hundreds of millions of shorter, more satisfying customer interactions. Organizations across the Financial Services, Healthcare, Technology and Telco industries rely on Mattersight to drive customer retention, employee engagement and operating efficiency. An independent research study documents the average return on investment for these organizations is 344%. To learn more about how Mattersight can help your company, please visit www.mattersight.com.

Contact

David Gustafson

Interim Chief Financial Officer

847.582.7016

" David.Gustafson@Mattersight.com